                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  April 8, 1998



                           CABLE TV FUND 12-A, LTD.
                           ------------------------
            (Exact name of registrant as specified in its charter)


       Colorado                      0-13193               84-098104
       --------                      -------               ---------
(State of Organization)       (Commission File No.)      (IRS Employer
                                                       Identification No.)


P.O. Box 3309, Englewood, Colorado 80155-3309            (303) 792-3111
---------------------------------------------------      --------------
(Address of principal executive office and Zip Code      (Registrant's
                                                          telephone no.
                                                       including area code)

Item 5.  Other Events
         ------------

         On April 8, 1998, Jones Intercable, Inc., ("Intercable"), the general partner of Cable TV Fund 12-A, Ltd., a Colorado limited partnership (the "Partnership) executed a letter of intent on the Partnership's behalf pursuant to which the Partnership agreed to sell the Partnership's cable television properties located in and around Lake County, Orland Park and Park Forest, Illinois (collectively the "Lake County System") to TCI Communications, Inc. or one of its affiliates. The closing of this transaction, which is expected to occur in the first quarter of 1999, is subject to the consents of governmental authorities and third parties with whom the Partnership has contracted that are necessary for the transfer of the Lake County System, and termination or expiration of the statutory waiting period applicable to the transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Because the sale of the Lake County System will represent a sale of all or substantially all of the Partnership's assets, a vote of the limited partners of the Partnership will be required to approve this sale.

         In addition to the proposed sale of the Lake County System, Intercable has also entered into letters of intent on behalf of certain other managed partnerships to sell all of their remaining cable properties located in the State of Illinois. These properties are located in and around Aurora, Lake Zurich, Naperville, Matteson and Wheaton, Illinois.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

         a.  Financial statements.
             Not applicable.

         b.  Pro forma financial statements.
             Not applicable.

         c.  Exhibits.
             Not applicable.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CABLE TV FUND 12-A, LTD.

                                             By:  Jones Intercable, Inc.,
                                                  its general partner


Dated: April 24, 1998                        By:  /s/ Elizabeth M. Steele
                                                  -----------------------
                                                  Elizabeth M. Steele
                                                  Vice President, General
                                                  Counsel and Secretary

                                       3